UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2010
BRANDYWINE REALTY TRUST
BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of registrant as specified in charter)

Maryland	001-9106	23-2413352
(Brandywine Realty Trust)
Delaware	000-24407	23-2862640
(Brandywine Operating Partnership, L.P.)
(State or Other Jurisdiction of Incorporation or	(Commission file number)	(I.R.S. Employer
Organization)		Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Today Brandywine Realty Trust (the “Company”) filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) dated March 10, 2010 (“the Prospectus Supplement”) in connection with the commencement of a “continuous equity” offering under which the Company may sell up to 15,000,000 common shares of beneficial interest (the “Shares”) from time to time during a three-year period in “at the market” offerings or certain other transactions (the “Offering”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common shares of beneficial interest and determinations by the Company of the appropriate sources of funding for the Company.
     The Offering will occur pursuant to three sales agency financing agreements (the “Sales Agreements”) entered into by the Company and Brandywine Operating Partnership, L.P. (the “Operating Partnership”) (the subsidiary through which the Company owns its assets and conducts its operations) with each of BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as agents for the offer and sale of the Shares (the “Sales Agents”). Each Sales Agreement has a three-year term and provides that the Company may offer and sell from time to time pursuant to the Sales Agreements up to an aggregate of 15,000,000 Shares during such period through the Sales Agents.
     The Company intends to contribute the net proceeds from any sales of Shares to the Operating Partnership in exchange for partnership units of the Operating Partnership. The Operating Partnership intends to use the net proceeds contributed to it for working capital, capital expenditures and other general corporate purposes, which may include acquisitions, developments and repayment and refinancing of debt.
     Sales of the Shares, if any, under the Sales Agreements may be made, among other methods, directly on the New York Stock Exchange, to or through a market maker or in privately negotiated transactions, as described in the Prospectus Supplement. The Company has no obligation to sell any of the Shares in the Offering, and may at any time suspend solicitation and offers under the Sales Agreements or terminate the Sales Agreements.
     The Shares will be issued pursuant to the Prospectus Supplement and the accompanying prospectus dated April 29, 2009 included in the Company’s registration statement on Form S-3 (File No. 333-158589). This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.
     The Sales Agreements are filed as Exhibits 1.1, 1.2 and 1.3 to this Current Report. The above description of the Sales Agreements does not purport to be complete and is qualified in its entirety by reference to the Sales Agreements filed herewith as exhibits to the Current Report.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

1.1	Sales Agency Financing Agreement, dated March 10, 2010, among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and BNY Mellon Capital Markets, LLC.

1.2	Sales Agency Financing Agreement, dated March 10, 2010, among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Citigroup Global Markets Inc.

Exhibit No.	Description

1.3	Sales Agency Financing Agreement, dated March 10, 2010, among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Deutsche Bank Securities Inc.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the shares offered.

23.1	Consent of Pepper Hamilton LLP (included in 5.1).

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

By:	Brandywine Operating Partnership, L.P.

By: Brandywine Realty Trust, its General Partner

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: March 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.1	Sales Agency Financing Agreement, dated March 10, 2010, among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and BNY Mellon Capital Markets, LLC.

1.2	Sales Agency Financing Agreement, dated March 10, 2010, among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Citigroup Global Markets Inc.

1.3	Sales Agency Financing Agreement, dated March 10, 2010, among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Deutsche Bank Securities Inc.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the shares offered.

23.1	Consent of Pepper Hamilton LLP (included in 5.1).